                                                                   EXHIBIT 12.1


               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                   Three Months Ended
                                        March 31,                                Year Ended December 31,
                                 -------------------------      ---------------------------------------------------------
                                 Pro Forma                      Pro Forma
                                    1996    1996     1995         1995      1995      1994      1993     1992       1991
                                 -------  -------  -------      --------- --------- --------  -------  --------   --------
Earnings available for
  fixed charges . . . . . . . . .

    Income from continuing
      operations  . . . . . . . . $20,860  $12,229   $1,059     $10,760   $ 4,866   $27,195   $24,415  $(36,582)  $(36,757)

    Add:
        Interest expense  . . . .   5,986    3,176    3,024      23,379    12,156    12,351     8,038    13,274     20,411
                                    -----    -----    -----     -------   -------   -------   -------    ------     ------
        Total . . . . . . . . . . $26,846  $15,405   $4,083     $34,139   $17,022   $39,546   $32,453  $(23,308)  $(16,346)
                                  =======  =======   ======     =======   =======   =======   =======  ========   ========
  Fixed Charges

    Interest expense  . . . . . . $ 5,986  $ 3,176   $ 3,024    $23,379   $12,156   $12,351   $ 8,038  $ 13,274   $ 20,411
                                  -------- -------   -------    -------   -------   -------   -------  --------   --------
  Ratio of earnings to
    fixed charges . . . . . . . .    4.48     4.85      1.35       1.46      1.40      3.20      4.04     N.M.      N.M.
                                  =======  =======   =======    =======   =======   =======   =======   =======   =======
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COMBINATION OF RATIOS OF EBITDA TO INTEREST EXPENSE AND LONG-TERM DEBT TO EBITDA

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


                             Three Months Ended
                                 March 31,                                Year Ended December 31,
                          --------------------------     ------------------------------------------------------------
                         Pro Forma                       Pro Forma
                            1996     1996       1995        1995      1995      1994      1993      1992       1991
                          -------   -------    ------     --------   -------   -------   -------  ---------  ---------
Operating income . . .   $ 25,202  $ 14,097   $  2,013   $ 29,112   $ 11,449  $ 18,163  $ 28,909  $(30,259)   $(23,287)

Depreciation . . . . .     14,247     8,930      8,834     57,759     36,496    39,519    28,886    27,248      30,052
                         --------  --------   --------   --------   --------  --------  --------  --------    --------
EBITDA . . . . . . . .   $ 39,449  $ 23,027   $ 10,847   $ 86,871   $ 47,941  $ 57,682  $ 57,795  $ (3,011)   $ (6,765)
                         ========  ========   ========   ========   ========  ========  ========  ========    ========

Interest expense . . .   $  5,986  $  3,176   $  3,024   $ 23,375   $ 12,156  $ 12,351  $  8,038  $ 13,274    $ 20,411
                         --------  --------   --------   --------   --------  --------  --------  --------    --------
Ratio of EBITDA to
interest expense . . .       6.59x     7.25x      3.59x      3.72x      3.94x     4.67x     7.19x     N.M.        N.M.
                         ========  ========   ========   ========   ========  ========  ========  ========    ========

Long-term debt . . . .   $251,048  $126,048   $129,923   $254,923   $129,923  $126,546  $127,144  $ 87,280    $ 73,145
                         --------  --------   --------   --------   --------  --------  --------  --------    --------
Ratio of long-term
debt to EBITDA . . . .       6.36x     5.47x     11.98x      2.93x      2.71x     2.19x     2.20x    N.M.        N.M.
                         ========= ========   ========   ========   ========  ========  ========  =========   =========
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